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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 4, 2007

HENLEY VENTURES INC.
(Exact name of registrant as specified in its charter)

Commission File No. 333-122449

Nevada	98-0359930
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

3re Floor - 830 West Pender Street
Vancouver, British Columbia, Canada, V6C 1J8
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (604) 683-6991

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 8.01	Other Items

          3.6 to 1 Forward Stock Split

          The Directors approved on May 3, 2007 a forward split of the common shares of the Company based on 3.6 to 1 stock split. As a result of the forward split, every one outstanding share of the Company’s common stock will be increased to 3.6 shares of common stock. Common shareholders will not be required to take any action relating to the forward split. The authorized share capital of the Company will correspondingly be increased from 200 Million shares to 720 Million shares. The Directors set the record date for the forward split as at May 4, 2007. Shares outstanding on the record date will be automatically adjusted on the books of the Company’s transfer agent, Empire Stock Transfer, to reflect the forward split. Any fractional shares resulting from this forward split will be rounded upwards to the nearest share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        HENLEY VENTURES INC.

                        By:  SAM HIRJI
                        Sam Hirji, President

Date: May 4, 2007